                                                            EXHIBIT 7.6

                             SHAREHOLDER AGREEMENT

     THIS AGREEMENT is made as of the 29th day of May, 1987 by and among Rand W. Mueller, Marshall J. Mueller, Kenneth M. Mueller, Jack C. Chilingirian,
Geoffrey M. Dixon, Larry J. Vingelman and Code-Alarm, Inc., a Michigan corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, on the date of this Agreement, the Shareholders (as defined below) are the record and beneficial owners of 1,500,650 shares of common stock, without par value, of the Company, constituting all of the issued and outstanding shares of capital stock of the Company, each Shareholder owning the number of shares of Common Stock (as defined below) set forth opposite such Shareholder's name on Schedule 1 attached hereto and made a part hereof;

     WHEREAS, the Shareholders desire to secure the continuity of management and business policies of the Company and to provide for certain restrictions and obligations with respect to the control of the Company by the combination of their votes and/or written consents as shareholders, pursuant to the terms and conditions of this Agreement; and

     WHEREAS, the Shareholders desire to grant to each other certain rights and options and to impose certain restrictions with respect to the transfer, sale, or other disposition of the shares of Common Stock owned by the Shareholders.

     NOW, THEREFORE, it is hereby agreed as follows:


                            ARTICLE I.  Definitions.

     In addition to the terms otherwise defined herein, the following terms shall have the following meanings, respectively:

     1.1 "Applicable Date of Determination" means, in the case of the determination of the Fair Market Value of Restricted Shares, the date that the Offer is sent to the Shareholders pursuant to Section 3.1 hereof or in the event of the death of a Shareholder, the date of death. If such date is a weekend or holiday for which the National Association for Securities Dealers Automated Quotation system ("NASDAQ") is closed, then the date shall be the next succeeding day on which NASDAQ is open.

     1.2 "Common Stock" means shares of the Company's common stock, without par value.

     1.3 "Fair Market Value" means, with respect to Restricted Shares, the average daily closing bid price per share on the over-the-counter market on the Applicable Date of Determination, and for the fourteen (14) days on which NASDAQ was open immediately preceding such date, multiplied by the number of shares being sold, or if the shares of Common Stock are listed so that there is a daily per share closing price, the average daily per share closing price for such period multiplied by the number of shares being sold.

     1.4 "Family" means, with respect to a Shareholder, such Shareholder's grandparents, parents, spouse, children (natural and adopted) and grandchildren (natural and adopted). Any trust, partnership, or corporation in which members of the Shareholder's "Family" have the entire beneficial interest shall be treated as part of such Shareholder's "Family". In the case of a Shareholder that is a trust, partnership, or corporation, "Family" also means the grantor of the trust, the partners in the partnership, or the shareholders in the corporation, respectively, and their grandparents, parents, spouse, children (natural and adopted) and grandchildren (natural and adopted).

     1.5 "Initial Shareholder" or "Initial Shareholders" shall refer to Rand W. Mueller, Marshall J. Mueller, Kenneth Mueller, Jack C. Chilingirian, Geoffrey
M. Dixon and Larry J. Vingelman.

     1.6 "Pro rata" shall mean the number of Restricted Shares subject to the agreement owned by the person with a right to acquire or purchase shares of the Common Stock of the Company as compared to the total number of Restricted Shares then subject to the Agreement owned by other persons with the same right or option.

     1.7 "Representative" shall mean the person designated to act under this Agreement pursuant to Section 2.2 hereof.

     1.8 "Restricted Shares" means the shares of Common Stock of the Company owned by each of the Shareholders (the number of which is identified on Schedule 1 hereto), and any securities of the Company received by any Shareholder by stock dividend, stock split or reorganization with respect to such shares of Common Stock. "Restricted Shares" does not include shares of Common Stock of the Company purchased or acquired by a Shareholder (i) on the open market, (ii) from a person who is not subject to this Agreement or (iii) upon exercise of any option granted to such Shareholder by the Company which are not subject to this Agreement.

     1.9 "Shareholder" or "Shareholders" shall refer to the Initial Shareholders, individually and collectively, and any other person who becomes subject to the terms of this Agreement as a result of the acquisition of Restricted Shares from a Shareholder.


                         ARTICLE II.  Voting Agreement

     2.1 The Shareholders hereby agree to vote all of the shares of Common Stock now owned or hereafter acquired by them, or any of them, including any shares of Common Stock hereafter purchased in the open market or from a person not subject to this Agreement, shares of Common Stock acquired by a Shareholder upon exercise of any option granted by the Company, or shares of Common Stock which are not otherwise considered Restricted Shares, for the election of directors and upon any and all other proposals which may properly be acted upon by the shareholders of the Company, whether at any annual or special meeting, or by written consent in accordance with this Agreement. Not less than two (2) days prior to voting at any annual or special meeting or taking any action by written consent, the Representative shall attempt to obtain a written statement from each Shareholder indicating the manner in which he desires that the Restricted Shares be voted on each matter as to which a vote is to be taken or consent is to be sought. The Representative shall vote the Restricted Shares on each matter as to which a vote is to be taken or consent is to be sought in accordance with the desires of the Shareholders representing a plurality of the Restricted Shares.

     2.2 Rand W. Mueller shall be the initial Representative. In the event that Rand W. Mueller shall refuse or is otherwise unable or unwilling to perform his duties, Marshall J. Mueller shall be the successor Representative. In the event that the successor Representative shall refuse or is otherwise unable or unwilling to perform his duties, the Shareholders shall elect another successor Representative at a meeting of the Shareholders called in the manner provided in the bylaws of the Company as in effect from time to time for calling a special meeting of the shareholders of the Company. The person receiving the affirmative vote of the Shareholders representing a plurality of the Restricted Shares shall be the successor Representative. At any time, the Shareholders representing a majority of the Restricted Shares may remove the Representative and designate a successor Representative.

     2.3 Each of the Shareholders hereby irrevocably appoints the Representative and his successors appointed pursuant to Section 2.2 above as such Shareholder's proxy, and will execute and deliver to the Representative an irrevocable proxy in substantially the form of Exhibit A hereto (individually a "Proxy" and collectively the "Proxies") to further secure the voting agreements provided for in this Agreement. The Shareholders intend that each of the Proxies executed and delivered by the Shareholders from time to time under this Agreement shall have the effect of an "irrevocable proxy" under Section 422 of the Michigan Business Corporation Act (the "MBCA") and that this Agreement shall be a voting agreement among Shareholders under Section 461 of the MBCA. The Shareholders further agree that each of the Proxies executed and delivered by any Shareholder under this Agreement shall be effective as to such Shareholder and its successors and assigns until such time as this Agreement shall be terminated in accordance with Article VI hereof, notwithstanding the death or incompetency of such Shareholder (or in the case of a trust, partnership or corporation, the death or incompetency of the trustee, grantor, or any of the partners, shareholders or beneficiaries thereof). During the term of this Agreement, the Shareholders further agree to execute and deliver to the Representative such additional proxies, consents, and other documents and instruments, and to take such further action, as may be requested by the Representative or his successor to further secure the voting agreements provided in this Agreement.

     2.4 The Company shall recognize the vote or consent of the Representative, or his successors determined as provided in Section 2.2 above, as the action of the holders of the Restricted Shares and any additional shares of Common Stock subject to this Article II.

     2.5 The Shareholders shall indemnify the Representative and hold him harmless from any liability and expenses incurred by him in connection with his duties hereunder, including reasonable attorneys fees, except for liability and expenses relating to the intentional wrongful acts of the Representative.

                     ARTICLE III.  Rights of First Refusal

     3.1 Any Shareholder proposing to transfer Restricted Shares of the Company shall first offer in writing to sell the Restricted Shares to the other Shareholders. The written offer (the "Offer") shall specify and contain the same terms as the proposed transfer and identify the proposed transferee.

     3.2 Any of the Offered Shares not purchased by the Shareholders may be sold to the proposed transferee pursuant to the terms of the offer within 90 days after the Offer referred to in Section 3.1 is given if the proposed transferee shall have executed and delivered a Proxy to the Representative and agreed in writing to be bound by the terms and conditions of this Agreement.

     3.3 Transfers by gift of Restricted Shares by a Shareholder to any member of such Shareholder's Family, or to a trust, partnership, or a corporation in which members of the Shareholder's Family have the entire beneficial interest and which irrevocably prohibits, during the term of this Agreement, the transfer of a beneficial interest therein except to members of the Shareholder's Family (or if from a trust, partnership, or corporation in which a Shareholder's Family has the entire beneficial ownership interest, then to such Shareholder's Family), shall be exempt from compliance with this Article III, but the Restricted Shares transferred shall remain subject to this Agreement and the transferee, as a condition of such transfer, shall have executed and delivered a Proxy to the Representative and agreed in writing to be bound by the terms and conditions of this Agreement.

     3.4 The options and rights of purchase provided in Article IV shall in no event be considered an "Offer" subject to this Article III.


                 ARTICLE IV.  Rights of Redemption and Buy-Sell
                      Agreement Upon Death of Shareholder

     4.1 Within 90 days after the death of any of the Initial Shareholders, any such deceased Initial Shareholder's personal representative or executor shall offer in writing to sell to the other Shareholders all or any part of the shares of the Common Stock of the Company held by such deceased Initial Shareholder and any trust, partnership, corporation or other entity in which the deceased Initial Shareholder held a beneficial interest at the time of his death, and any Restricted Shares held by any other Shareholder who is a member of the deceased Initial Shareholder's Family and who acquired such Restricted Shares from the deceased Initial Shareholder pursuant to Section 3.3 hereof, either directly or in a chain of transactions starting with the deceased Initial Shareholder.

     4.2 Any Restricted Shares described in Section 4.1 not purchased pursuant to Article V shall continue to be subject to this Agreement, and any person receiving the Restricted Shares as a result of the death of the Initial Shareholder shall execute and deliver a Proxy to the Representative and agree in writing to be bound by all of the terms and conditions of this Agreement as a condition to permitting the transfer.

                         ARTICLE V.  Manner of Purchase

     5.1 For a period of 30 days after receipt of the Offer by a Shareholder or the representative of a Shareholder, the other Shareholders shall have the right to accept the Offer and purchase all or any part of the Restricted Shares being offered (the "Offered Shares") as described below. If the Offer is from a Shareholder holding Restricted Shares acquired from an Initial Shareholder, or in a chain of transactions starting with an Initial Shareholder, the Initial Shareholder from whom the Shareholder acquired the Restricted Shares either directly or in a chain of transactions shall have the first right until the expiration of 15 days after receipt of the Offer to accept the Offer and purchase all or any part of the Offered Shares. If such Initial Shareholder chooses not to purchase all of the Offered Shares prior to the expiration 15 days after receipt of the Offer, the Initial Shareholder shall so notify the other Shareholders, whereupon the other Shareholders shall have the right until the expiration of 25 days after receipt of the Offer to accept the Offer and purchase up to their pro rata part of the remaining Offered Shares. In the event that any of the Shareholders fail to purchase their pro rata share of the Offered Shares prior to the expiration of the 25th day after receipt of the Offer, they shall notify all of the other Shareholders, who then shall have the right to purchase any part of those remaining Offered Shares, on a pro rata basis. Only if the Offer is not accepted by the Shareholders as permitted hereunder within 30 days, may any remaining unpurchased Offered Shares be transferred in accordance with the provisions of the original notice.

     5.2 Offered Shares purchased pursuant to this Article III shall be purchased at the lesser of the purchase price proposed in the Offer or the Fair Market Value at the applicable Date of Determination. The purchase price shall be payable upon substantially equivalent terms as set forth in the Offer or, at the option of the purchaser thereof, once an Initial Shareholder or his Family's aggregate sales of Offered Shares during any calendar year exceed $100,000, by delivery of a certified or cashiers check equal to twenty percent (20%) of the purchase price of the Offered Shares and a promissory note (the "Note") in substantially the form attached hereto and made a part hereof as Exhibit B, which shall be in the principal amount equal to the balance of such purchase price and shall be payable in twenty (20) substantially equal quarterly installments of principal with interest thereon at the greater of the minimum annual rate necessary to avoid imputing of interest under the Internal Revenue Code of 1986, and the rules and regulations thereunder, or at a rate equal to Comerica Bank-Detroit's (the "Bank's") prime interest rate, as such rates may change from time to time, but in no event in excess of the maximum amount permissible under applicable law. Any portion of the Offered Shares purchased hereunder, the purchase price of which is payable by delivery of a Note as provided in this Section 5.2 (but not that portion of the Offered Shares paid for by delivery of the cash down payment), shall be subject to a security interest securing the Note and shall be held in escrow pursuant to an escrow arrangement satisfactory to the offeror and the purchaser pending payment of the Note. As installments on the Note are paid, the Offered Shares corresponding to each such payment shall be released from the escrow.

                              ARTICLE VI. Transfer

     Neither the Shareholders nor any of their respective heirs, legal representatives, trustees, successors or assigns shall:

          (a) Transfer, sell, assign or dispose of or purport to agree to transfer, sell, assign or dispose of any Restricted Shares of the Company without complying with the provisions of this Agreement.

          (b) Hypothecate, mortgage, pledge or otherwise encumber or agree to hypothecate, mortgage, pledge or otherwise encumber any Restricted Shares of the Company except to the Company or with the written consent of Shareholders holding more than 2/3 of the Restricted Shares then subject to this Agreement.

                   ARTICLE VII. Effective Date and Termination

     7.1 This Agreement is effective as of May 29, 1987.

     7.2 This Agreement shall remain fully in effect and enforceable until the earlier of (i) the termination date specified in any written instrument executed by Shareholders owning more than 2/3 of the Restricted Shares then subject to this Agreement, or their respective heirs, legal representatives, successors and assigns, or (ii) noon Detroit time on May 28, 1997, unless extended by written action of the Shareholders owning more than 2/3 of the Restricted Shares then subject to this Agreement.

                              ARTICLE VIII. Legend

     All share certificates representing shares of the Company owned by Shareholder shall contain the following legend on the reverse side of the certificate:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN IRREVOCABLE PROXY. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE
     SUBJECT TO CERTAIN VOTING AGREEMENTS AND CERTAIN RESTRICTIONS ON
     TRANSFER AND ENCUMBRANCE AS GRANTED AND PROVIDED IN A CERTAIN
     SHAREHOLDER AGREEMENT (THE "AGREEMENT") DATE D AS OF MAY 29, 1987, BY AND AMONG RAND W. MUELLER, MARSHALL J. MUELLER, KENNETH MUELLER, JACK C. CHILINGIRIAN, GEOFFREY M. DIXON, LARRY J. VINGELMAN AND THE ISSUER, A
     COPY OF WHICH AGREEMENT IS ON FILE WITH THE SECRETARY OF THE ISSUER. THE AGREEMENT PROVIDES, AMONG OTHER THINGS, (i) THAT THE SHARES REPRESENTED
     IN THIS CERTIFICATE WILL BE VOTED IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT, (ii) THAT THE OTHER PARTIES TO THE AGREEMENT SHALL HAVE THE FIRST OPTION TO PURCHASE THE SHARES REPRESENTED BY THIS CERTIFICATE IN THE EVENT THAT THE SHAREHOLDER DESIRES TO SELL, TRANSFER OR OTHERWISE DISPOSE OF SUCH SHARES OR IN THE EVENT OF DEATH OF THE SHAREHOLDER, (iii) FOR A METHOD OF CALCULATING THE PURCHASE PRICE FOR THE SHARES, (iv) A PROHIBITION OF ENCUMBRANCE OF THE SHARES WITHOUT THE WRITTEN CONSENT OF THE ISSUER AND THE OTHER PARTIES TO THE AGREEMENT, AND (v) CERTAIN OTHER MATTERS.

     THIS LEGEND PROVIDES ONLY SUMMARY INFORMATION REGARDING THE IRREVOCABLE PROXY AND THE RESTRICTIONS ON TRANSFER AND ENCUMBRANCE, WHICH SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE AGREEMENT."


     The Shareholders agree to deliver their share certificates to the Company for the imposition of the above legend.

                            ARTICLE IX. Miscellaneous

     9.1 Any action by a Shareholder in violation of this Agreement shall be null, void and of no force and effect.

     9.2 The Shareholders each acknowledge and agree that the remedy at law for any breach by any Shareholder of the several promises, covenants and undertakings contained in this Agreement is inadequate and that the Shareholders, in addition to any money damages for such breach, shall be entitled to injunctive relief against any such breach and injunctive relief and/or decree of specified performance in the enforcement of such promises, covenants and undertakings.

     9.3 Compliance with Article III and IV may be waived by consent of Shareholders holding more than 2/3 of the Restricted Shares then subject to this Agreement. The Company shall not transfer or permit its transfer agent to transfer any Restricted Shares without either:

          (i) a consent in writing to the transfer by Shareholders holding more than 2/3 of the Restricted Shares then subject to this Agreement, or

          (ii) an opinion of securities counsel to the Company, or of other counsel satisfactory to the Company, in form and substance satisfactory to the Company, to the effect that the transfer does not require the consent of Shareholders holding more than 2/3 of the Restricted Shares then subject to this Agreement.

     9.4 The costs of enforcing, or defending the validity of this Agreement (including attorney's fees and court costs) will be borne by the party against whom enforcement is sought or who contests the validity of the Agreement, unless such party prevails in the litigation relating to the claim, in which event each party will bear its own expenses.

     9.5 No action or inaction taken pursuant to this Agreement, including (without limitation) any investigation or failure to investigate by or on behalf of any party, shall be deemed to constitute a waiver of compliance with any representations, warranties, covenants, or agreements contained herein. Any waiver by any party hereto of a breach of any provision of this Agreement shall be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

     9.6 All notices, requests, demands, and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received by personal delivery, overnight delivery service, acknowledged facsimile transmission or telephone notice confirmed in writing the same day by first class mail, postage prepaid:

     (a)  If to the Company, at:

          Code-Alarm, Inc.
          32021 Edward
          Madison Heights, Michigan 48071

     (b) If to Rand W. Mueller, at:

          32021 Edward
          Madison Heights, Michigan 48071

     (c) If to Marshall J. Mueller, at:

          32021 Edward
          Madison Heights, Michigan 48071

     (d) If to Kenneth Mueller, at:

          32021 Edward
          Madison Heights, Michigan 48071

     (e) If to Jack C. Chilingirian, at:

          24055 Jefferson Avenue, Suite 200
          P.O. Box 319
          St. Clair Shores, Michigan 48080

     (f) If to Geoffrey M. Dixon, at:

          32021 Edward
          Madison Heights, Michigan  48071

     (g) If to Larry J. Vingelman, at:

          32021 Edward
          Madison Heights, Michigan 48071

     (h) If to any other shareholders of the Company, to the address of such shareholder contained in the records of the Company or to such other addresses as any party shall have specified by notice in writing to the other parties.

     9.7 This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof, including without limitation the Stock Purchase Agreement between Rand W. Mueller and Marshall J. Mueller dated August 13, 1986. Subject to Section 7.2 hereof, no amendments or waivers of this Agreement shall be of any force unless in writing and signed by the party to be charged.

     9.8 Subject to the restrictions of this Agreement, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns.

     9.9 The Article and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     9.10 This Agreement shall be governed by, and construed under the laws of the State of Michigan.

     9.11 If any term or provision of this Agreement, or any application thereof to any circumstances, shall, to any extent and for any reason, be held to be invalid or unenforceable, the remainder of the Agreement, or the application of such term or provisions to the circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and shall be construed as if such invalid or unenforceable provision had never been contained herein, and each of every term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     9.12 This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

                                                CODE-ALARM, INC.

                                                By: /s/ Rand Mueller, Pres
                                                    ---------------------------
                                                 /s/ Rand Mueller
                                                -------------------------------
                                                RAND MUELLER

                                                /s/ Marshall Mueller
                                                -------------------------------
                                                MARSHALL J. MUELLER

                                                /s/ Kenneth Mueller
                                                -------------------------------
                                                KENNETH MUELLER

                                                /s/ Jack C. Chilingirian
                                                ------------------------------
                                                JACK C. CHILINGIRIAN

                                                /s/ Geoffrey W. Dixon
                                                ------------------------------
                                                GEOFFREY W. DIXON

                                                /s/ Larry J. Vingelman
                                                ------------------------------
                                                LARRY J. VINGELMAN

                                   EXHIBIT A
                                CODE-ALARM, INC.
                               IRREVOCABLE PROXY

          The undersigned (the "Shareholder") irrevocably appoints _____________________, or his successor ("Proxy"), as his proxy, with full power of substitution, and authorizes Proxy to represent and to vote the shares of Common Stock, without par value, of Code-Alarm, Inc., a Michigan corporation (the "Company"), held of record or beneficially owned by the Shareholder or his legal representative, in the manner required by the Shareholder Agreement (as defined below), with respect to any matters which may properly come before any meeting of the shareholders of the Company and on which the Shareholder or his legal representatives are entitled to vote, including voting such shares by written consent in accordance with the Articles of Incorporation (the "Articles") and Bylaws (the "Bylaws") of the Company and applicable law.

          This Proxy is coupled with an interest and is given pursuant to the terms of a Shareholder Agreement dated as of May 29, 1987 by and between the shareholders of the Company and the Company (the "Shareholder Agreement"). This Proxy will terminate at such time and upon such terms as are expressly provided in the Shareholder Agreement. The Shareholder will execute and deliver such renewals and modifications of this Proxy as are necessary to continue its validity beyond any limitation imposed by the Articles, Bylaws or applicable law.

          This Proxy has been duly executed and delivered as of ______________, 19__.


                                                ___________________________

                                   EXHIBIT B

                                PROMISSORY NOTE


$_______________________                ___________________________


        FOR VALUE RECEIVED, the undersigned promises to pay to the order of ___________________________ ("Payee") the principal sum of ______________
Dollars ($_________), in twenty (20) consecutive quarterly installments of ___________________________ Dollars ($________), plus accrued interest thereon at a rate equal to the greater of (i) the minimum annual rate necessary to avoid imputing of interest under the Internal Revenue Code of 1986, and the rules and regulations thereunder, or (ii) the prime interest rate charged by Comerica Bank-Detroit, as such rates may change from time to time, but in no event in excess of the maximum amount permissible under applicable law, and a final installment equal to the entire unpaid principal balance plus accrued interest thereon. The installments of principal and interest shall be payable on the ____________ day of each ________, ________, _________, and _________ of each year commencing on ______________, and the final installment shall be payable on ________________.

        The performance required under this Note is secured by the escrow of shares of the Common Stock of Code-Alarm, Inc., a Michigan corporation, pursuant to a certain escrow agreement of even date herewith (the "Escrow Agreement"). The terms, covenants, and conditions of the Escrow Agreement are incorporated by reference herein, and hereby made a part hereof.

        Time is of the essence hereof. If failure be made in the making of any of the foregoing payments due under this Note, the holder may, at its option and without notice, demand or presentment for payment, declare immediately due and payable the original principal sum above mentioned or any balance thereof that may be unpaid and any advances made by any holder hereof, together with interest then accrued thereon and any reasonable attorneys' fees incurred by holder in collecting or enforcing payment hereof, whether or not suit is filed, and payment hereof may be enforced and recovery of the whole or part at any time by one or more of the remedies provided to holder in this Note, the Escrow Agreement, or under law.

        The undersigned waives presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

        No holder shall be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the holder, and then only to the extent specifically set forth in writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to any subsequent event.

        IN WITNESS WHEREOF, the undersigned has executed this Note as of the ______ day of ___________.

                                                  ____________________________

                          BUSINESS PURPOSE STATEMENT

        I, _________________, do solemnly swear that the proceeds of this loan are being used to purchase _____________________ shares of the Common Stock, without par value, of Code-Alarm, Inc., a Michigan corporation.

                                                  ____________________________

                                  SCHEDULE 1


Shareholder                    Number of Shares
-----------                    ----------------

Rand W. Mueller                   531,200
Marshall J. Mueller               531,200
Kenneth Mueller                   132,800
Jack C. Chillingirian             132,800
Geoffrey M. Dixon                 132,800
Larry J. Vingelman                 39,840

                   AMENDMENT NO. 1 TO SHAREHOLDER AGREEMENT

        This Amendment is made as of the 7th day of October, 1987, by and among Rand W. Mueller, Marshall J. Mueller, Kenneth M. Mueller, Jack C.
Chilingirian, Geoffrey M. Dixon, Larry J. Vingelman (the "Controlling Shareholders"), and Code-Alarm, Inc., a Michigan corporation (the "Company").

                             W I T N E S S E T H:

        WHEREAS, the Controlling Shareholders executed a certain Shareholder Agreement dated as of May 29, 1987 (the "Shareholder Agreement");

        WHEREAS, the Controlling Shareholders and the Company and Summit Ventures, L.P. ("Summit") have settled certain disputes among them resulting in the transfer by the Controlling Shareholders of 35,000 shares of common stock, without par value of the Company (the "Common Stock"), to Summit and SV Eurofund C.V. ("SV") for Four Dollars ($4.00) and other good and valuable consideration;

        WHEREAS, the Controlling Shareholders have agreed to satisfy this obligation by contributing the 35,000 shares of Common Stock on a pro rata basis according to the number of shares of Common Stock owned by each of them; and

        WHEREAS, the Controlling Shareholders hold all of the Restricted Shares subject to the Shareholder Agreement.

     NOW, THEREFORE, it is agreed as follows:

     1. The provisions of the Shareholder Agreement are waived to allow (a) the Controlling Shareholders to transfer 35,000 shares of Common Stock to Summit and SV; (b) Rand W. Mueller to lend to Marshall J. Mueller 12,390 shares of Common Stock and to allow Kenneth M. Mueller to lend to Larry J. Vingelman 932 shares of Common Stock; and (c) Marshall J. Mueller and Larry J. Vingelman to return to Rand W. Mueller and Kenneth M. Mueller 12,390 and 932 shares of Common Stock respectively, when the restrictions affecting their shares of Common Stock are released.

     2. In all other respects, the Shareholder Agreement shall continue in effect without modification.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 as of the day and year first above written.



                                        /s/ Rand W. Mueller
                                        -------------------------------
                                        Rand W. Mueller



                                        /s/ Marshall J. Mueller
                                        -------------------------------
                                        Marshall J. Mueller



                                        /s/ Kenneth M. Mueller
                                        -------------------------------
                                        Kenneth M. Mueller

                                        /s/ Jack C. Chilingirian
                                        -------------------------------
                                        Jack C. Chilingirian


                                        /s/ Geoffrey M. Dixon
                                        -------------------------------
                                        Geoffrey M. Dixon


                                        /s/ Larry J. Vingelman
                                        -------------------------------
                                        Larry J. Vingelman


                                        CODE-ALARM, INC.


                                        By:  /s/ Rand W. Mueller
                                        -------------------------------
                                           Rand W. Mueller
                                           President

                    AMENDMENT NO. 2 TO SHAREHOLDER AGREEMENT

     This Amendment is made as of the 28th day of July, 1989, by and among Rand
W. Mueller, Marshall J. Mueller, Kenneth M. Mueller, Jack C. Chilingirian, Geoffrey M. Dixon, Larry J. Vingelman (the "Controlling Shareholders"), David L. Skinner, Shirley A. Skinner (the "Skinners") and Code-Alarm, Inc., a Michigan corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, the Controlling Shareholders executed a certain Shareholder Agreement dated as of May 29, 1987 (the "Shareholder Agreement"); and

     WHEREAS, the Controlling Shareholders desire to add the Skinners as parties to the Shareholder Agreement.

     NOW, THEREFORE, it is agreed as follows:

     1. Section 1.9 of the Shareholder Agreement is amended to read in its entirety as follows:

          "1.9   "Shareholder" or "Shareholders" shall refer to the Initial
     Shareholders and the David L. Skinner and Shirley A. Skinner, individually and collectively, and any other person who becomes subject to the terms of this Agreement as a result of the acquisition of Restricted Shares from a Shareholder."

     2. In all other respects, the Shareholder Agreement shall continue in effect without modification.

        IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 2 as of the day and year first above written.


                                                     /s/ Rand W. Mueller
                                                     --------------------------
                                                     Rand W. Mueller


                                                     /s/ Marshall J. Mueller
                                                     --------------------------
                                                     Marshall J. Mueller


                                                     /s/ Kenneth M. Mueller
                                                     --------------------------
                                                     Kenneth M. Mueller


                                                     /s/ Jack C. Chilingirian
                                                     --------------------------
                                                     Jack C. Chilingirian


                                                     /s/ Geoffrey M. Dixon
                                                     --------------------------
                                                     Geoffrey M. Dixon


                                                     /s/ Larry J. Vingelman
                                                     --------------------------
                                                     Larry J. Vingelman


                                                     /s/ David L. Skinner
                                                     --------------------------
                                                     David L. Skinner


                                                     /s/ Shirley A. Skinner
                                                     --------------------------
                                                     Shirley A. Skinner

                                                     CODE-ALARM, INC.


                                                     By: /s/ Rand W. Mueller
                                                        -----------------------
                                                         Rand W. Mueller
                                                         President



                                     -2-